UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 27, 2015

HARRIS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 727-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 – Other Events.

Redemption of 5.95% Notes due 2017 and 6.375% Notes due 2019

     On May 27, 2015 (the “Redemption Date”), Harris Corporation (“Harris”) redeemed in full the outstanding $400 million principal amount of its 5.95% Notes due 2017 (the “2017 Notes”) and $350 million principal amount of its 6.375% Notes due 2019 (the “2019 Notes” and together with the 2017 Notes, the “Notes”). Harris previously announced on April 27, 2015 that it was exercising its option to redeem the Notes. The 2017 Notes were redeemed for $459,820,267.20, which included a make-whole redemption price of $448,184,711.64, and the 2019 Notes were redeemed for $424,953,360.85, which included a make-whole redemption price of $414,912,735.85. As a result of the redemption, the Notes were terminated and cancelled.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

May 27, 2015	By:	/s/ Miguel A. Lopez

Name: Miguel A. Lopez
Title: Senior Vice President & Chief Financial Officer